COMMUNIQUÉ DE PRESSE / PRESS RELEASE
POUR PUBLICATION IMMÉDIATE / FOR IMMEDIATE RELEASE

SECOND QUARTER 2005 RESULTS CONFERENCE CALL

Longueuil, June 29, 2005

Cambior will host a conference call on Monday, August 8, 2005 at 10:00 a.m., local time, to discuss its second quarter 2005 results, which will be released on August 5, 2005.

Financial analysts are invited to participate in the call by dialling 1-800-291-5032 in North America. Outside of North America, please dial (416) 641-6697. Media and all other interested individuals are invited to listen to the live webcast on the Company's website at www.cambior.com or CCNMatthews' at www.ccnmatthews.com/cambior.

The conference call will be available for replay for a period of 48 hours by calling (416) 626-4100, reservation #21250474. The webcast will also be archived on the Company's website.

Cambior Inc. is an international gold producer with operations, development projects and exploration activities throughout the Americas. Cambior's shares trade on the Toronto (TSX) and American (AMEX) stock exchanges under the symbol "CBJ". Cambior's warrants "CBJ.WT.C and CBJ.WT.D" trade on the TSX.

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APPEL CONFÉRENCE SUR LES RÉSULTATS DU DEUXIÈME TRIMESTRE 2005

Longueuil, le 29 juin 2005

Cambior tiendra un appel conférence le lundi, 8 août 2005 à 10 h 00, heure locale, pour discuter de ses résultats financiers du deuxième trimestre 2005 qui seront diffusés le 5 août 2005.

Les analystes financiers sont invités à se joindre à l'appel en composant le 1-800-291-5032 en Amérique du Nord et le (416) 641-6697 à l'extérieur de l'Amérique du Nord. Les médias et autres personnes intéressées sont invités à écouter en direct la diffusion de l'appel conférence sur le site Internet de la Compagnie à www.cambior.com ou sur le site Internet de CCNMatthews à www.ccnmatthews.com/cambior.

L'enregistrement de l'appel conférence sera également disponible pour une période de 48 heures en composant le (416) 626-4100, numéro de réservation 21250474. La diffusion de l'appel conférence sera également archivée sur le site Internet de la Compagnie.

Cambior inc. est une société internationale aurifère avec des activités d'exploitation, de développement de projets et d'exploration dans les Amériques. Ses actions « CBJ » sont inscrites à la cote de la Bourse de Toronto (TSX) et de l'American Stock Exchange (AMEX). Les bons de souscription « CBJ.WT.C » et « CBJ.WT.D » sont inscrits au TSX.

For additional information, please contact / Pour renseignements additionnels, veuillez communiquer avec :

CAMBIOR INC.
Bryan A. Coates
Vice President Finance and Chief Financial Officer /
Vice-président Finances et Chef de la direction financière
Tel.: (450) 677-2912
Fax: (450) 677-3382
E-mail: info@cambior.com
Website: www.cambior.com
CP-2005-10